UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 2, 2025

AMERICAN REBEL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-41267	47-3892903
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5115 Maryland Way, Suite 303 Brentwood, Tennessee	37027
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (833) 267-3235

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	AREB	The Nasdaq Stock Market LLC
Common Stock Purchase Warrants	AREBW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 1.01. Entry into a Material Definitive Agreement.

Minority Membership Interest Purchase Agreement

On September 2, 2025, the Company entered into a Membership Interest Purchase Agreement (the “Agreement”) with Sydona Enterprises, LLC, a Washington limited liability company, d/b/a Schmitty’s Snuff (“Schmitty’s”). Pursuant to the terms of the Agreement, the Company has agreed to issue 426,155 shares of common stock and a prefunded warrant to purchase 1,183,191 shares of common stock for $0.01 per share to Schmitty’s. For purposes of the transaction, the parties agreed to a value of $1.25 per share of common stock and $1.24 per prefunded warrant, for an aggregate purchase price of $1,999,850.59 for the purchase of 31,603.20 common units in Schmitty’s representing a 19.01% ownership interest in Schmitty’s. The closing was effective September 2, 2025.

Within 5 business days of the execution of the Agreement, the Company has agreed to prepare and file a registration statement with the SEC on Form S-1 to register the shares of common stock and shares of common stock underlying the prefunded warrants. The common stock and prefunded warrant mix includes a 4.99% beneficial-ownership blocker with respect to Schmitty’s ownership of the Company’s outstanding common stock.

In addition, the Agreement includes representations regarding product composition and compliance (e.g., use of food-grade, non-tobacco, non-nicotine ingredients and compliance with applicable health and safety regulations, including FDA labeling and packaging requirements).

The foregoing description of the Agreement is not a complete description of all of the parties’ rights and obligations under the Agreement, and is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

About Sydona Enterprises, LLC d.b.a. Schmitty’s Herbal Snuff and Pouches

Schmitty’s Herbal Snuff and Pouches is a Washington-based manufacturer and distributor of premium non-tobacco, non-nicotine oral products. With a commitment to quality, innovation, and consumer health, Schmitty’s offers flavorful and satisfying alternatives designed for adult consumers seeking smokeless options without tobacco or nicotine. The company continues to expand its portfolio with new product innovations and potential FDA-reviewed SKUs, supported by its strong direct-to-consumer presence, 7-Eleven corporate adoption, and high sell-through and re-order performance at retail.

Item 3.02 Sale of Unregistered Securities.

On August 19, 2025, the Company authorized the issuance of the 426,155 shares of common stock and a prefunded warrant for the purchase of 1,183,191 shares of common stock for $0.01 per share to Schmitty’s as set forth in Item 1.01 above.

The issuance of the shares of common stock and prefunded warrants will not be registered under the Securities Act of 1933, as amended, in reliance upon the exemption from the registration requirements of that Act provided by Section 4(a)(2) thereof. The recipients are accredited investors with the experience and expertise to evaluate the merits and risks of an investment in securities of the Company and the financial means to bear the risks of such an investment.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Schmitty’s Membership Interest Purchase Agreement dated September 2, 2025
104	Cover Page Interactive Data File

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REBEL HOLDINGS, INC.

Date: September 3, 2025	By:	/s/ Charles A. Ross, Jr.
Charles A. Ross, Jr. Chief Executive Officer

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